Exhibit 99.1

News Release

APP PHARMACEUTICALS REPORTS 2008 SECOND

QUARTER NET REVENUES OF $198 MILLION,

OPERATING INCOME OF $53 MILLION

— Second Quarter Net Revenues Increased 24 percent, Income from Operations Grew 31 percent—

SCHAUMBURG, Illinois – July 31, 2008 – APP Pharmaceuticals, Inc. (Nasdaq:APPX), a leading manufacturer of multi-source and branded injectable pharmaceutical products, today reported financial results for the second quarter and six months ended June 30, 2008. As a result of the separation of Abraxis BioScience from APP Pharmaceuticals in the fourth quarter of 2007, APP’s business is reported, for all periods presented, on a continuing operations basis.

Second Quarter 2008 Financial Results

Net revenues increased 24 percent to $197.9 million, compared with $159.3 million in the second quarter of 2007. Gross profit increased to $94.1 million, compared with $80.2 million in the second quarter of 2007. Excluding $4.2 million for amortization of purchased products, gross profit was $98.3 million, or 50 percent of net revenues, compared with $84.3 million or 53 percent of net revenues, in the second quarter of 2007.

Total operating expenses were $40.9 million, compared with $39.6 million in the 2007 second quarter. Research and development expenses were $13.8 million compared with $12.7 million in last year’s second quarter, including costs associated with the technology transfer and start-up of the Puerto Rico manufacturing facility. SG&A expenses were $21.2 million, or 11 percent of net revenues, compared with $22.7 million, or 14 percent of net revenues, in the prior year second quarter.

Income from operations increased 31 percent to $53.3 million compared with $40.6 million in the 2007 second quarter. Net interest expense was $13.5 million compared with $4.4 million in the last year’s second quarter, primarily reflecting the increase in borrowing following the separation of Abraxis Bioscience, that was completed in November 2007.

APP Pharmaceuticals, Inc

2008 Second Quarter Financial Results

Net income was $23.9 million, or $0.15 per diluted share, compared with second quarter 2007 income from continuing operations, net of tax, of $22.8 million or $0.14 per diluted share on a continuing operations basis.

The company reported adjusted income from continuing operations of $38.5 million, or $0.24 per diluted share, compared with $36.3 million, or $0.23 per diluted share, in the second quarter of 2007, which in each case excludes Puerto Rico facility pre-launch costs, amortization expense, non-cash stock compensation expense, separation, merger and other non-recurring costs (see table at the end of this release).

“In the second quarter, solid revenue growth across our product categories led to our strong financial performance,” said Tom Silberg, APP Pharmaceuticals’ president and chief executive officer. “We have revised upward our 2008 financial guidance to reflect strong second quarter results as well as positive trends in our Critical Care and Anesthetic/Analgesic products.”

First Six Months of 2008 Financial Results

Net revenues increased 15 percent to $346.0 million, compared with $299.6 million for the first six months of 2007. Gross profit was $164.2 million compared with $145.6 million, in the first six months of 2007. Excluding $8.3 million for amortization of purchased products, gross profit was $172.5 million, or 50 percent of net revenues, compared with $153.9 million or 51 percent of net revenues, in the first half of 2007.

Total operating expenses were $78.5 million, compared with $75.8 million in the comparable 2007 period. Research and development expenses were $26.2 million compared with $22.6 million in first six months of last year, including Puerto Rico technology transfer costs. SG&A expenses were $42.2 million or 12 percent of net revenues, compared with $44.7 million or 15 percent of net revenues, in the prior year six month period.

Income from operations increased 23 percent to $85.7 million compared with $69.8 million in the 2007 six month period. Net interest expense was $29.3 million compared with $8.0 million in the first six months of last year, primarily reflecting the increase in borrowing following the Abraxis Bioscience separation.

APP Pharmaceuticals, Inc

2008 Second Quarter Financial Results

Net income, for the six months ending June 2008, was $33.0 million, or $0.20 per diluted share, versus income from continuing operations, net of tax, of $36.4 million, or $0.23 per diluted share.

The company reported adjusted net income from continuing operations of $60.5 million, or $0.38 per diluted share, compared with $62.6 million, or $0.39 per diluted share, which in each case excludes Puerto Rico facility pre-launch costs, amortization expense, non-cash stock compensation expense, separation, merger and other non-recurring costs (see table at the end of this release).

APP currently has approximately 65 product candidates in various stages of development, including 25 ANDAs pending with the FDA, representing approximately $4 billion in 2007 annualized branded sales.

Recent Events

APP has received FDA final approval for Colistimethate for Injection. Shortly after the end of the quarter, the Company received final approvals and launched additional dosages of Granisetron Hydrochloride Injection.

2008 Financial Guidance

•	Total net revenues are expected to be in the range of $800 to $820 million;

•

Gross margin is anticipated to be approximately 51 to 52 percent relative to total net revenues. This excludes $16.4 million in acquired product portfolio amortization and $2.1 million stock compensation;

•

R&D expense is expected to be approximately $25 to $30 million, excluding approximately $25 million associated with technology transfer and capacity optimization of the Puerto Rico manufacturing facility;

•

SG&A expenses are anticipated to be in the range of $75 to $80 million, which excludes expected non-cash stock compensation expense of $6 million and approximately $20 million of merger and separation related expenses;

APP Pharmaceuticals, Inc

2008 Second Quarter Financial Results

•	Interest expense is expected to be approximately $60 million;

•	Income tax rate is expected to be approximately 41 percent;

•	Depreciation expense is expected to be approximately $20 to $24 million;

•

Adjusted EBITDA is expected to be $325 to $350 million. Adjustments, as noted above, reflects the exclusion of costs associated with the technical transfer and operational start-up of the Puerto Rico facility, expenses resulting from the separation of Abraxis Bioscience, costs associated with the ongoing Fresenius merger activities, non-cash compensation costs, and miscellaneous non-recurring costs;

•	Adjusted EPS, reported on a consistent basis as Adjusted EBITDA above, is anticipated to be $0.85 to $0.95.

Conference Call Information

On Friday, August 1, 2008, the company will host a conference call with interested parties beginning at 7 a.m. PT (10 a.m. ET) to review the company’s financial results. The conference call will be available to interested parties through a live audio webcast at www.APPpharma.com and www.thomsonone.com. The call will also be archived and accessible at both sites for six months.

Non-GAAP Financial Measures

The company believes that its presentation of non-GAAP financial measures, such as adjusted net income, adjusted income from continuing operations, EBITDA and adjusted EBITDA, provides useful supplementary information to investors in understanding the underlying operating performance of the company and facilitates additional analysis by investors. The company also uses non-GAAP financial measures internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance calculated in accordance with GAAP. A reconciliation of GAAP net income to adjusted net income for the three and six months ending June 30, 2008 is included with this news release.

About APP Pharmaceuticals

APP is a specialty drug company that develops, manufactures and markets injectable pharmaceutical products, focusing on oncology, anti-infective and critical care markets. The company is one of the largest producers of injectables, with more than 100 generic products in more than 400 dosage formulations. APP, headquartered in Schaumburg, Illinois, has offices in Canada and manufacturing operations in Illinois, New York and Puerto Rico and is traded on the Nasdaq Global Market under the symbol APPX. For more information about APP and the products it provides, please visit www.APPpharma.com.

APP Pharmaceuticals, Inc

2008 Second Quarter Financial Results

Forward-Looking Statement

The statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this news release include statements regarding our expectations, beliefs, hopes, goals, intentions, initiatives or strategies, including statements regarding financial guidance for 2008, trends in our product lines, and the development and approval of product candidates. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward- looking statements. These factors include, but are not limited to, the continued market acceptance and demand of new and existing products; the difficulties or delays in developing, testing, obtaining regulatory approval of, and producing and marketing of the company’s products; the impact of competitive products and pricing; the availability and pricing of ingredients used in the manufacture of pharmaceutical products; and the ability to successfully manufacture products in a time-sensitive and cost effective manner. Additional relevant information concerning risks can be found in APP Pharmaceuticals Form 10-K for the year ended December 31, 2007 and other documents it has filed with the Securities and Exchange Commission.

The information contained in this news release is as of the date of this release. APP assumes no obligations to update any forward-looking statements contained in this news release as the result of new information or future events or developments.

Contacts:

Investors and Media:
Maili Bergman, (310) 405-7522
PondelWilkinson:
Robert J. Jaffe/Rob Whetstone, (310) 279-5969

# # #

FINANCIAL TABLES FOLLOW

APP Pharmaceuticals, Inc.

Consolidated Statements of Operation

(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net revenues:
Critical care	$113,532	$89,579	$204,714	$174,274
Anti-infective	59,296	50,749	102,256	90,529
Oncology	21,726	14,577	32,747	25,854
Contract manufacturing	3,364	4,422	6,280	8,938

Total net revenues	197,918	159,327	345,997	299,595
Cost of sales	103,771	79,177	181,788	154,008

Gross profit	94,147	80,150	164,209	145,587

Percent to total net revenues	47.6%	50.3%	47.5%	48.6%

Operating expenses
Research and development	13,833	12,678	26,163	22,642
Selling, general and administrative	21,173	22,678	42,193	44,739
Amortization of merger related intangibles	3,857	3,856	7,713	7,712
Separation costs	1,212	352	1,603	704
Merger related costs	805	—	805	—

Total operating expenses	40,880	39,564	78,477	75,797

Percent to total net revenues	20.7%	24.8%	22.7%	25.3%

Income from operations	53,267	40,586	85,732	69,790
Percent to total net revenues	26.9%	25.5%	24.8%	23.3%
Interest expense and other, net	(13,527)	(4,377)	(29,264)	(7,987)

Income from continuing operations before income tax	39,740	36,209	56,468	61,803
Income tax expense	15,848	13,417	23,419	25,394

Income from continuing operations, net of income tax	23,892	22,792	33,049	36,409
Loss from discontinued operations, net of tax	—	294	—	(2,208)

Net income	$23,892	$23,086	$33,049	$34,201

Basic earnings (loss) per share:
Continuing operations	$0.15	$0.14	$0.21	$0.23

Discontinued operations	—	—	—	(0.02)

Net income	$0.15	$0.14	$0.21	$0.21

Diluted earnings (loss) per share:
Continuing operations	$0.15	$0.14	$0.20	$0.23

Discontinued operations	—	—	—	(0.02)

Net income	$0.15	$0.14	$0.20	$0.21

Weighted - average common shares outstanding:
Basic	160,375	159,384	160,443	159,423

Diluted	161,155	160,353	161,287	160,481

Selected ratios as a percentage of total net revenues:
Research and development	7.0%	8.0%	7.6%	7.6%
Selling, general and administrative	10.7%	14.2%	12.2%	14.9%

APP Pharmaceuticals, Inc.

GAAP to Adjusted Earnings from Continuing Operations Reconciliation

(unaudited, in thousands, except per share amounts)

Adjusted income from continuing operations and adjusted income from continuing operations per diluted share are defined as income from continuing operations and diluted earnings from continuing operations per share, respectively, in each case excluding the impact of, non-cash stock compensation expense, separation related costs, amortization of acquired intangible assets and merger related intangibles and Puerto Rico pre-launch costs. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors in understanding our underlying operating performance and facilitates additional analysis by investors. We also use non-GAAP financial measures internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance calculated in accordance with GAAP. A reconciliation of GAAP income from continuing operations to adjusted income from continuing operations for the three months and six months ended June 30, 2008 is below:

	For the three months ended June 30		For the six months ended June 30
	2008	2007	2008	2007
Income from continuing operations net of income tax	$23,892	$22,792	$33,049	$36,409
Stock compensation expense	925	2,129	2,787	4,619
Intangible amortization	2,784	2,616	5,523	5,234
Separation, merger and other non-recurring costs	1,933	217	2,185	435
Amortization of purchased product rights	2,538	2,538	5,076	5,076
Puerto Rico pre-launch costs	6,396	5,982	11,893	10,857

Adjusted income from continuing operations	$38,468	$36,275	$60,513	$62,630

Adjusted income from continuing operations per diluted share	$0.24	$0.23	$0.38	$0.39

Weighted - average common shares outstanding diluted	161,155	160,354	161,287	160,481

Income from continuing operations per diluted share	$0.15	$0.14	$0.21	$0.23
Stock compensation expense	0.01	0.01	0.02	0.03
Intangible amortization	0.02	0.02	0.03	0.03
Separation, merger and other non-recurring costs	0.01	0.00	0.01	0.00
Amortization of purchased product rights	0.01	0.02	0.03	0.03
Puerto Rico pre-launch costs	0.04	0.04	0.08	0.07

Adjusted income from continuing operations per diluted share	$0.24	$0.23	$0.38	$0.39

APP Pharmaceuticals, Inc.

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

Three and Six Months Ended June 30, 2008

(unaudited, in thousands)

We define adjusted EBITDA from continuing operations as income from continuing operations, excluding the impact of depreciation and amortization, interest expense net of interest income and other income, income tax expense, non-cash stock-based compensation expense, separation related costs and pre-launch costs associated with Puerto Rico manufacturing facility. We use adjusted EBITDA from continuing operations to provide meaningful supplemental information to investors in understanding the underlying operating performance of the business and facilitate additional analysis by investors. We believe that adjusted EBITDA from continuing operations can assist management and investors in assessing the financial operating performance and underlying strength of our core business. Adjusted EBITDA from continuing operations is not a recognized term under GAAP and should not be considered in isolation of, or as a substitute for, the information prepared and presented in accordance with GAAP. Because not all companies calculate adjusted EBITDA from continuing operations identically, our definition of adjusted EBITDA from continuing operations may not be comparable to similarly titled measures of other companies.

	For the three months ended June 30		For the six months ended June 30
	2008	2007	2008	2007
Income from continuing operations net of income tax	$23,892	$22,792	$33,049	$36,409
Depreciation	4,766	4,385	9,258	8,060
Amortization	8,009	8,347	16,004	16,696
Interest expense, net of interest income	13,633	4,376	29,878	7,986
Provision for income taxes from continuing operations	15,848	13,417	23,419	25,394

EBITDA from continuing operations	66,148	53,317	111,608	94,545

Stock-based compensation expense	1,498	3,448	4,513	7,480
Puerto Rico pre-launch costs, net of depreciation	6,409	6,104	11,356	11,079
Separation, merger and other non-recurring costs	3,130	352	3,539	704

Adjusted EBITDA from continuing operations	$77,185	$63,221	$131,016	$113,808

APP Pharmaceuticals, Inc.

Consolidated Condensed Balance Sheets

(In thousands)

	June 30, 2008	December 31, 2007
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$73,890	$31,788
Accounts receivable, net of allowances	73,387	85,209
Inventories	169,680	149,191
Prepaid expenses and other current assets	13,792	13,531
Current receivables from related parties	—	6,996
Income tax receivable	1,471	—
Deferred income taxes	16,020	17,109

Total current assets	348,240	303,824
Property, plant and equipment, net	131,476	132,528
Intangible assets, net of accumulated amortization	447,949	463,154
Goodwill	160,239	160,239
Deferred financing costs and other non-current assets, net	17,159	17,842

Total assets	$1,105,063	$1,077,587

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$38,285	$36,502
Accrued liabilities	35,952	45,595
Current payable from related parties	1,024	—
Fair value of interest rate swap	2,084	—
Short term portion of long term debt	11,250	5,000

Total current liabilities	88,595	87,097

Long-term debt	986,250	995,000
Deferred income taxes, non-current	67,064	71,011
Other non-current liabilities	4,841	4,250

Total liabilities	1,146,750	1,157,358

Total stockholders’ deficit	(41,687)	(79,771)

Total liabilities and stockholders’ deficit	$1,105,063	$1,077,587